TABLE OF CONTENTS Page IMPORTANT NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 LETTER FROM CEO ROBERT KEANE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4 COST REDUCTION ACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 SUMMARY CONSOLIDATED RESULTS: 3-YEAR TREND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 INCOME STATEMENT HIGHLIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 CASH FLOW AND RETURN ON INVESTED CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 DEBT AND SHARE REPURCHASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16 SEGMENT RESULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 VISTAPRINT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 UPLOAD AND PRINT: PRINTBROTHERS AND THE PRINT GROUP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 NATIONAL PEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 ALL OTHER BUSINESSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21 CENTRAL AND CORPORATE COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22 CURRENCY IMPACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 CURRENT OUTLOOK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 BALANCE SHEET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25 INCOME STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26 CASH FLOW STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27 ABOUT NON-GAAP MEASURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28 NON-GAAP RECONCILIATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29 ABOUT CIMPRESS, SAFE HARBOR STATEMENT AND CONTACT INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . 38 Page 2 of 38

CIMPRESS' UPPERMOST FINANCIAL OBJECTIVE Our uppermost financial objective is to maximize our intrinsic value per share (“IVPS”). We define IVPS as (a) the unlevered free cash flow per diluted share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per diluted share. We define unlevered free cash flow as adjusted free cash flow plus cash interest expense related to borrowing. We endeavor to make all financial decisions in service of this priority. As such, we often make decisions that could be considered non-optimal were they to be evaluated based on other criteria such as (but not limited to) near- and mid-term revenue, operating income, net income, EPS, adjusted EBITDA, and cash flow. IVPS is inherently long term in nature. Thus an explicit outcome of this is that we accept fluctuations in our financial metrics as we make investments that we believe will deliver attractive long-term returns on investment. OUR STRATEGY Cimpress invests in and builds customer-focused, entrepreneurial, mass customization businesses for the long term, which we manage in a decentralized, autonomous manner. We drive competitive advantage across Cimpress through a select few shared strategic capabilities that have the greatest potential to create company-wide value. We limit all other central activities to only those which absolutely must be performed centrally. Page 3 of 38

LETTER FROM ROBERT Dear Investor, The COVID-19 pandemic has deeply impacted the small and medium businesses who constitute the vast majority of Cimpress' customers, and near-term demand for our products has fallen dramatically as a result. In response, we have taken decisive and proactive measures that you will read about below. We could not have done so without enormous contributions by our team members over the past two months, and I thank them on the part of all shareholders for everything they have accomplished while also managing concerns for the health and safety of family members, the education of their children, and the suspension of local services that make each day challenging to many. I also thank their families and friends who have supported them through this intense period of work. We have had to manage through very difficult periods several times in our 25-year history. Way back in the dot com bust of 2000, we cut costs deeply and raised funds at a low valuation in order to be able to maintain investment in Vistaprint's technology. In the aftermath of the global financial crisis of 2008, we reduced costs in many parts of the business even as we continued to invest in new capabilities. During the Italian and Spanish sovereign debt crisis of several years, Pixartprinting stayed very frugal in most areas in order to invest heavily in production technology to drive quality up and costs down. In each of those historical examples, our belt tightening enabled us to maintain key investments despite a difficult macro-economic environment, which allowed us to improve customer value delivery, lower cost structures, and set the stage for subsequent growth. Following each of these periods, we benefited from a competitive landscape that accelerated the shift of demand from traditional suppliers to the mass customization paradigm where we excel. While in no way underestimating the near-term effort required or the impacts Cimpress will feel, we think this current situation will yield a similar result. There are multiple reasons to support this belief. We serve our customers with a fundamentally more competitive business model than the highly-fragmented, sub-scale traditional suppliers. Shelter-at-home experiences are making e-commerce and service-at-a-distance experiences like ours more mainstream. As we have done in past economic downturns, we have an opportunity to serve millions of individuals who take up self-employment or freelance roles. Cimpress' value derives from the long term, whether that value be measured in terms of how we serve our customers better, transform the competitive market, provide career opportunity to team members, or grow the net present value of the cash flow per share we deliver over the decades to come. That is why, even though the period between now and the post-pandemic future will be challenging, we will stay focused on execution of our fundamentally sound and attractive business model. I would like to share some of the activities our teams have been engaged in since late February, because I believe it is helpful for long-term equity and debt investors to understand the quality of the people behind the company in which you are invested. I categorize these efforts into four areas that map to our key stakeholders: ensuring the health and safety of our team members, resiliency in serving our customers, financial flexibility to weather the effects of the pandemic for our long-term shareholders, and innovation to provide customers and our communities the things they need during this pandemic. Team member health and safety In these extraordinary pandemic times, our first priority has been to safeguard the health and safety of our team members around the world. All team members who have the ability to do so have been working from home and are doing so productively thanks to the flexible cloud-based tools we were already using prior to the pandemic. In cases where it is not possible for team members to work from home, such as at our manufacturing or customer service facilities, our businesses are working closely with local government and health authorities to ensure compliance with all laws and health guidelines. Front-line teams moved quickly to implement critical safety protocols such as social distancing measures, temperature checks, mandatory face masks or face shields, and frequent deep cleaning of facilities. Resiliency in serving our customers Our team members have shown great dedication to serving our customers during this time. Manufacturing and customer service teams put contingency plans in place in the event that facilities needed to shut temporarily. Via our mass customization platform we have rerouted customer orders in several circumstances to be fulfilled at other manufacturing facilities within the Cimpress network so that we could meet customer needs on time. Please see non-GAAP reconciliations at the end of this document. Page 4 of 38

The same holds true for several of our customer service facilities, where we have rerouted to other facilities when needed. Financial flexibility Many team members across Cimpress have worked tirelessly to ensure that we maintain our financial strength and flexibility during this period of uncertainty to protect key investments in our ability to deliver customer value. As we announced on April 29, 2020 and closed on May 1, 2020, we have raised $300 million to pay down a portion of our term loan in order to secure the suspension of our quarterly maintenance covenants related to our leverage and interest coverage ratios until the quarter ending December 31, 2021. Starting in early March, we also moved very quickly to implement a deep and broad set of cost-reduction measures. Those included scaling down our variable production costs, advertising, and customer service in line with decreases in demand, reducing cash fixed costs, and partnering with suppliers to delay payments. For additional information on our cost-reduction and cash preservation actions, please refer to the Cost Reduction Actions section on pages 6-7 of this document. Innovation Last but certainly not least, Cimpress is innovating. We have shifted production lines typically used for marketing materials to provide items that are needed during this pandemic, ranging from face shields and masks to signage products that help businesses mark proper social distancing guidelines. PrintBrothers and The Print Group have introduced hundreds of new products and Vistaprint's new technology stack enabled it to launch a new mobile-first site dedicated to face masks. There are many other examples across the company. Cimpress' strategy has proven to be of great value to us during this crisis; we could not have reacted as proactively, effectively or quickly had we not put in place our strategy and organizational structure several years ago. Our decentralized model allowed our businesses to respond quickly to local restrictions, customer needs, and the health and safety of our team members, and leaders shared information and best practices across the group. Our shared strategic capabilities in procurement helped us to address supply chain risks and agree to extensions of supplier payments, and the mass customization platform helped us to route orders between production facilities when needed due to temporary closures. Our central finance and legal teams secured the financial flexibility described above. In the following pages we provide details on the current demand impact across our businesses, where we have removed costs, and commentary on the expected financial impact for our fourth quarter of FY2020. We don't know how long the impacts of this pandemic will persist, or what the recovery path will look like. Nonetheless, I am comfortable that, through our recent credit facility amendment and the cost reductions we have and will continue to make, we have secured the financial flexibility needed to stay focused on execution and to invest to continue to improve our capabilities and customer value. Looking to the long term, I am confident small and medium businesses will eventually get back to work, that we will still be standing side by side with them, and that Cimpress will have returned to the trajectory we were on prior to the pandemic. Please take care of yourselves and your families during this time. Sean and I look forward to speaking with you in the coming weeks and months, whether that is on the phone, via video conference, or eventually, in person. Sincerely, Robert S. Keane Founder, Chairman & CEO Please see non-GAAP reconciliations at the end of this document. Page 5 of 38

COST REDUCTION ACTIONS Because the ultimate duration and scope of the pandemic is unknown, we executed on significant cost reductions in order to fortify our financial position. When reading the list of actions below, it will be helpful for investors to reference the spreadsheet of fixed and variable costs for the TTM period as of December 2019, which we posted on ir.cimpress.com concurrent with this Q3 FY2020 earnings document. All actions, unless otherwise noted, were effective in March 2020: Variable and Semi-Variable Cost Reductions We have brought variable and semi-variable costs down generally in line with demand (i.e., we have kept these costs as a percent of revenue approximately the same). For most of these costs, the reduction happens naturally as demand fluctuates (referred to as variable costs) such as shipping costs, payment processing fees, and part of our performance advertising where costs are based on keyword searches and clicks. For others, reduction in costs requires an action (referred to as semi-variable costs) such as temporarily reducing direct labor in production facilities or service locations or changing payback guidelines on advertising. It's worth noting that as a matter of policy, we seek to avoid guaranteed minimums or rebate structures in supplier contracts to the greatest extent possible. We have very limited instances where variable costs increase as demand decreases and we have no material guaranteed minimum purchase levels that would turn variable costs into fixed costs. Examples of cost reductions in this category are as follows: • Demand-dependent cost of goods sold including third-party fulfillment, materials, and shipping costs have decreased with demand. • Labor costs in manufacturing, service and telesales teams: we have removed temporary labor contracts, furloughed many full-time team members, reduced the number of shifts and shift lengths, and introduced part-time work arrangements. Wherever possible, we have looked to utilize local government relief programs. • Advertising spend has been reduced at least in line with the reduction in demand. There are three categories of reduction in this area: (1) in performance marketing channels advertising costs decrease as the volume of searches or impressions decreases; (2) in addition to what happens naturally per point 1, we have decreased payback thresholds in the near term which has further reduced advertising costs; and (3) upper funnel brand spend and television ad spend have in most instances been reduced to zero and other offline channels have been dramatically reduced in the near-term. • Payment processing fees automatically fluctuate with changes in revenue. Note that there is some inefficiency that has been introduced with lower volumes as it relates to our variable costs, for example in direct labor where pandemic-related health and safety protocols have impacted productivity. At the same time, there are also opportunities to gain efficiencies with lower volumes by in-sourcing from third-parties and by consolidating volumes to our most efficient locations. We do not expect the net impact of this inefficiency to be material to our results. Fixed Cost Reductions In total, we have identified and/or implemented actions that we expect will deliver about $140 million of annualized cash-based fixed cost reduction relative to our annualized Q4 FY2020 budgeted expense assuming these reductions remained in place for a full year. We do anticipate that many of these lowered fixed cost will come back into the business when and if activity necessitates such costs including travel or hiring or as the recovery path becomes more certain such that team member benefits can be restored. Our goal with the fixed cost reductions made to date has been to protect key growth investments and as much full- time employment as possible so that when demand begins to recover, we are well positioned to regain momentum. To the greatest extent possible, we have also focused on cost reduction measures that do not themselves necessitate material cash outflows and, as a result, our restructuring charges in the March quarter were not material. Examples of these cash-based fixed cost reductions are as follows: • Limited hiring across all Cimpress businesses. • Eliminated discretionary spend such as travel, training, and events. • Instituted reduced work schedules or mandatory PTO usage where possible. • Paused company 401(k) match for U.S. team members. Please see non-GAAP reconciliations at the end of this document. Page 6 of 38

• Ceased or otherwise deferred all consulting projects other than those that were essential or had very obvious near term payback. • Eliminated most contractors, unless deemed essential to operations. • Replaced approximately $36 million annualized cash compensation with restricted share units (RSUs). The first grant of these RSUs was on April 1, 2020, and they will be granted quarterly for as long as this program remains in place. The value of each grant is the portion of cash compensation being replaced, and the number of RSUs granted will be dependent on grant date share price. It should be noted that this specific action does not reduce operating expense, but does benefit cash flow and adjusted EBITDA. The service vesting for each quarter's grant is generally 4.5 months, relatively in line with the 3-month compensation period it is meant to replace. Capital Expenditures Across all businesses, we have paused or eliminated all capital expenditures other than for critical maintenance, or in limited circumstances, for new equipment to support new product introduction or existing products that are still driving growth during this pandemic. We estimate our recent maintenance capex under normal demand circumstances was between 1.5% and 2.0% of revenue. We will not make decisions in this area that would avoid cash outflows in the near term at the expense of higher cash outflows in future periods such as avoiding scheduled and necessary maintenance. Net Working Capital In most of our businesses, we operate with negative working capital due to a favorable cash conversion cycle. For these businesses, when revenue is growing working capital changes provide a cash inflow subject to quarterly fluctuations with seasonality and timing. At a consolidated level, in most of our past fiscal years changes in net working capital have resulted in a cash inflow. However, in periods of decreasing revenue the opposite would be true - changes in net working capital would naturally lead to a cash outflow without intervention. Our third fiscal quarter ended in March is seasonally a quarter when changes in net working capital result in a cash outflow after our seasonally high revenue quarter in December. This was the case for quarter ended March 31, 2020; however, the change in net working capital was favorable year over year despite the drop in revenue in March as a result of our proactive partnering with suppliers and landlords to delay payments. This is an ongoing effort, but to date, we have successfully delayed more than $20 million of supplier payments previously due in March through June 2020 to future quarters. We have not identified any material exposure in inventory or accounts receivable as a result of the pandemic. For most of our transactions with customers, payments are made at the time of order through credit cards and other payment types. Please see non-GAAP reconciliations at the end of this document. Page 7 of 38

SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND

$ in thousands, except percentages

REVENUE BY REPORTABLE SEGMENT, TOTAL REVENUE AND INCOME (LOSS) FROM OPERATIONS:

	Q3 FY2018	Q3 FY2019	Q3 FY2020	YTD FY2018	YTD FY2019	YTD FY2020
Vistaprint	$ 366,627	$ 358,660	$ 316,310	$ 1,132,245	$ 1,147,920	$1,092,786
PrintBrothers	103,685	109,305	109,496	302,925	327,008	345,403
The Print Group	80,463	79,027	68,537	234,706	237,767	228,494
National Pen	81,545	79,721	68,362	267,360	278,643	266,510
All Other Businesses	6,998	38,016	39,237	33,200	93,987	131,287
Inter-segment eliminations	(3,249)	(2,915)	(3,982)	(9,029)	(8,963)	(12,228)
Total revenue	**$ 636,069**	**$ 661,814**	**$ 597,960**	**$ 1,961,407**	**$ 2,076,362**	**$2,052,252**
Reported revenue growth	*16%*	*4%*	*(10)%*	*25%*	*6%*	*(1)%*
Organic constant currency revenue growth	*11%*	*3%*	*(9)%*	*11%*	*6%*	*(1)%*
Income (loss) from operations	**$ 16,627**	**$ 29,615**	**$ (87,736)**	**$ 135,949**	**$ 114,242**	**$ 59,238**
Income (loss) from operations margin	*3%*	*5%*	*(15)%*	*7%*	*6%*	*3 %*

EBITDA (LOSS) BY REPORTABLE SEGMENT ("SEGMENT EBITDA") AND ADJUSTED EBITDA:

	Q3 FY2018	Q3 FY2019	Q3 FY2020	YTD FY2018	YTD FY2019	YTD FY2020
Vistaprint	$ 70,422	$ 82,550	$ 67,444	$ 223,220	$ 239,507	$ 280,184
PrintBrothers	9,114	8,099	8,686	29,564	30,361	35,922
The Print Group	15,029	15,658	10,934	44,029	43,872	42,673
National Pen	2,136	113	(1,244)	24,209	10,279	17,005
All Other Businesses	(3,419)	(1,149)	3,187	(6,758)	(8,165)	8,572
Total segment EBITDA	**$ 93,282**	**$ 105,271**	**$ 89,007**	**$ 314,264**	**$ 315,854**	**$ 384,356**
Central and corporate costs	(23,988)	(25,604)	(28,309)	(69,987)	(75,085)	(84,671)
Unallocated share-based compensation	(8,600)	(150)	(3,698)	(18,158)	6,920	(5,973)
Exclude: share-based compensation included in segment EBITDA	12,774	4,504	8,908	31,344	7,807	21,983
Include: Realized gains (losses) on certain currency derivatives not included in segment EBITDA	(4,811)	4,836	5,001	(8,958)	13,889	20,247
Adjusted EBITDA	**$ 68,657**	**$ 88,857**	**$ 70,908**	**$ 248,505**	**$ 269,385**	**$ 335,941**
Adjusted EBITDA margin	*11%*	*13%*	*12 %*	*13%*	*13%*	*16%*
Adjusted EBITDA year-over-year growth	*37%*	*29%*	*(20)%*	*39%*	*8%*	*25%*

CASH FLOW AND OTHER METRICS:

	Q3 FY2018	Q3 FY2019	Q3 FY2020	YTD FY2018	YTD FY2019	YTD FY2020
Net cash (used in) provided by operating activities	$ (32,109)	$ 16,980	$ 18,964	$ 144,633	$ 222,470	$ 284,061
Net cash (used in) provided by investing activities[1]	(21,955)	(32,046)	6,003	13,979	(381,554)	(47,813)
Net cash (used in) provided by financing activities	61,577	12,039	170,634	(152,164)	161,900	(36,756)
Adjusted free cash flow	(3,027)	(14,903)	(3,987)	116,649	129,877	209,599
Cash interest related to borrowing	6,153	8,307	9,450	28,209	34,430	42,763

[1] In Q1 of FY2018, Cimpress divested the Albumprinter business for $93,071, net of transactions costs and cash divested. Pro-forma net cash (used in) investing activities excluding this divestiture was $(79,092) in YTD Q3 FY2018.

Please see non-GAAP reconciliations at the end of this document.

Page 8 of 38

SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND (CONTINUED)

$ in thousands, except where noted

COMPONENTS OF ADJUSTED FREE CASH FLOW:

	Q3 FY2018	Q3 FY2019	Q3 FY2020	YTD FY2018	YTD FY2019	YTD FY2020
Adjusted EBITDA	$ 68,657	$ 88,857	$ 70,908	$ 248,505	$ 269,385	$ 335,941
Cash restructuring payments	(4,180)	(3,120)	(2,314)	(15,106)	(4,776)	(5,070)
Cash taxes	(7,436)	(5,140)	(4,537)	(17,888)	(16,101)	(9,720)
Other changes in net working capital (ex. earn-out payments) and other reconciling items	(33,756)	(55,310)	(35,643)	6,572	8,392	5,673
Purchases of property, plant and equipment	(8,767)	(19,167)	(10,544)	(47,441)	(57,934)	(38,638)
Purchases of intangible assets not related to acquisitions	(30)	—	—	(308)	(22)	—
Capitalization of software and website development costs	(11,362)	(12,716)	(12,407)	(29,476)	(34,637)	(35,824)
Adjusted free cash flow before cash interest related to borrowing	**$ 3,126**	**$ (6,596)**	**$ 5,463**	**$ 144,858**	**$ 164,307**	**$ 252,362**
Cash interest related to borrowing	(6,153)	(8,307)	(9,450)	(28,209)	(34,430)	(42,763)
Adjusted free cash flow	**$ (3,027)**	**$ (14,903)**	**$ (3,987)**	**$ 116,649**	**$ 129,877**	**$ 209,599**

Q3 FY2020 COMPONENTS OF ADJUSTED FREE CASH FLOW ($M)


$70.9
($2.3)
($4.5)
($35.6)
($10.5)
($12.4)
$5.5
($9.5)
($4.0)
Adjusted EBITDA
Restructuring payments
Cash taxes
Other NWC changes & other items
Capital expenditures
Capitalization of software
Adjusted free cash flow before interest related to borrowing
Cash interest related to borrowing
Adjusted free cash flow

YTD FY2020 COMPONENTS OF ADJUSTED FREE CASH FLOW ($M)


$335.9
($5.1)
($9.7)
$5.7
($38.6)
($35.8)
$252.4
($42.8)
$209.6
Adjusted EBITDA
Restructuring payments
Cash taxes
Other NWC changes & other items
Capital expenditures
Capitalization of software
Adjusted free cash flow before interest related to borrowing
Cash interest related to borrowing
Adjusted free cash flow

Please see non-GAAP reconciliations at the end of this document.

Page 9 of 38

SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND

$ in millions, except percentages and share data

Revenue & Reported Revenue Growth (1)



$636
$631
$589
$826
$662
$675
$634
$820
$598
16%
12%
5%
8%
4%
7%
8%
(1)%
(10)%
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3 FY20

(1) Reported revenue growth rates are impacted by the timing of acquisitions and divestitures.

Organic Constant-Currency Revenue Growth



11%
11%
8%
6%
3%
5%
4%
—%
(9)%
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Cash Flow from Operations (2)



$(32)
$48
$22
$183
$17
$109
$63
$202
$19
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

(2) Q3FY18 cash flow from operations includes the payment of contingent earn-out liabilities of $49.2 million related to the WIRmachenDRUCK and Easyflyer acquisitions.
(3) Cash interest related to borrowing is total cash interest less interest expense for Waltham, MA lease.

Adjusted Free Cash Flow & Cash Interest Related to Borrowing (3)



Adj. FCF
Interest
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

	Q318	Q418	Q119	Q219	Q319	Q419	Q120	Q220	Q320
Adj. FCF	($3)	$23	($10)	$155	($15)	$82	$36	$177	($4)
Interest (3)	$6	$21	$6	$20	$8	$22	$9	$24	$9

Please see non-GAAP reconciliations at the end of this document.

Page 10 of 38

SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND (CONTINUED)

$ in millions, except percentages and share data

GAAP Operating Income (Loss) & Adjusted EBITDA


GAAP OI (Loss)
Adjusted EBITDA
$17 $69
$22 $78
($6) $42
$91 $138
$30 $89
$49 $117
$25 $80
$122 $186
($88) $71
Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20

Net Income (Loss) Attributable to Cimpress


($2) ($7) ($15) $69 $7 $34 $20 $190 ($85)
Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3 FY20

Net Debt (1)


Cash / cash equivalents
High yield notes
Term loan
Revolver
Other debt
$50 ($275) ($289) ($249) ($8) ($770)
$44 ($400) ($285) ($147) ($7) ($795)
$48 ($400) ($279) ($191) ($6) ($828)
$48 ($400) ($274) ($376) ($10) ($1,012)
$44 ($400) ($516) ($156) ($16) ($1,043)
$35 ($400) ($505) ($116) ($14) ($1,000)
$31 ($400) ($491) ($331) ($17) ($1,208)
$37 ($400) ($478) ($488) ($15) ($1,344)
$228 ($600) ($452) ($612) ($14) ($1,449)
Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20

Weighted Average Shares Outstanding (Millions) (2)


Basic
Diluted
30.7 30.8 30.9 31.8 31.5 31.3 30.5 27.9 26.0
30.7 30.8 30.9 30.9 30.8 30.6 29.7 27.0 26.0
Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20

(1) Excludes debt issuance costs; please see cash and debt commentary on page 16 of this document.
(2) Basic and diluted shares are the same in certain periods where we reported a GAAP net loss.

Please see non-GAAP reconciliations at the end of this document.

Page 11 of 38

INCOME STATEMENT HIGHLIGHTS

Our **reported revenue** declined 10% in Q3, and **organic constant-currency revenue** declined 9%. Revenue trends through February were in line with previously outlined expectations and consolidated revenue grew 2%. However, in March, consolidated revenue declined 30%, as most of our businesses experienced a significant decline in revenue that intensified through the month due to government restrictions and other impacts of the COVID-19 pandemic. These impacts hurt our revenue in Europe earlier than in North America.

Q3 FY2020 **GAAP operating income (loss)** decreased $117.4 million year over year to an operating loss of $87.7 million due to decreased profitability as a result of the revenue decline in March from COVID-19, and combined goodwill impairments of $100.8 million at National Pen, Exaprint, and VIDA. The near-term impacts of the pandemic had negative impacts on the longer-term trajectory of these businesses when compared to our most recent cash flow estimates, resulting in non-cash goodwill impairment charges in the quarter. Operating income in January and February 2020 was up $10 million compared to the same two months in the prior-year period.

Adjusted EBITDA for Q3 FY2020 was $70.9 million, down 20% from Q3 FY2019. Adjusted EBITDA declined year over year as a result of the revenue decline in March. In January and February 2020, adjusted EBITDA was up $6 million compared to the same two months in the prior-year period. Note that impairments, share-based compensation, restructuring charges and amortization of intangible assets are excluded from our adjusted EBITDA calculation. Another meaningful difference between operating income and adjusted EBITDA is the inclusion of realized gains or losses on our currency derivatives intended to hedge EBITDA, the details of which can be found on page 23. The year over year net impact of currency on adjusted EBITDA was minimal.

GAAP net income (loss) per diluted share for the third quarter was $(3.26), versus $0.21 in the same quarter a year ago, as a result of the same impacts as operating income. This was partially offset by non-operational, non-cash year-over-year currency gains in Other income (expense), net (details on page 23).

(continued on next page)

2-Year Stacked Reported Revenue Growth



Earlier period
Later period
42% 16% 26%
30% 12% 18%
32% 5% 27%
40% 8% 32%
20% 4% 16%
19% 7% 12%
13% 8% 5%
7%
-6%
Q3'17+Q3'18
Q4'17+Q4'18
Q1'18+Q1'19
Q2'18+Q2'19
Q3'18+Q3'19
Q4'18+Q4'19
Q1'19+Q1'20
Q2'19+Q2'20
Q3'19+Q3'20

2-Year Stacked Organic Constant-Currency Revenue Growth



Earlier period
Later period
22% 11% 11%
20% 11% 9%
20% 8% 12%
17% 6% 11%
14% 3% 11%
16% 5% 11%
12% 4% 8%
6% 6%
-6%
Q3'17+Q3'18
Q4'17+Q4'18
Q1'18+Q1'19
Q2'18+Q2'19
Q3'18+Q3'19
Q4'18+Q4'19
Q1'19+Q1'20
Q2'19+Q2'20
Q3'19+Q3'20

GAAP Operating Income (Loss) ($M) & Margin (%) (Quarterly)



$17 3%
$22 4%
($6) (1)%
$91 11%
$30 5%
$49 7%
$25 4%
$122 15%
($88) (15)%
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Adjusted EBITDA ($M) & Margin (%) (Quarterly)



$69 11%
$78 12%
$42 7%
$138 17%
$89 13%
$117 17%
$80 13%
$186 23%
$71 12%
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Please see non-GAAP reconciliations at the end of this document.

Page 12 of 38

INCOME STATEMENT HIGHLIGHTS (CONTINUED)

Gross profit (revenue minus the cost of revenue) decreased year over year by $30.8 million in the third quarter, all of which occurred in March due to pandemic-induced revenue decrease following growth in January and February. Currency also had a negative impact.

Gross margin (revenue minus the cost of revenue expressed as a percent of revenue) in the third quarter was 48.2%, flat compared to the same quarter a year ago despite revenue declines in March.

Contribution profit (revenue minus the cost of revenue, advertising and payment processing) decreased year over year by $8.9 million in Q3. The decrease in gross profit mentioned above was largely offset by reduced advertising spend as a result of year over year reductions in Vistaprint in January and February and material pullbacks across our businesses in March in response to reduced demand. Payment processing fees also decreased in line with revenue.

Contribution margin (revenue minus the cost of revenue, the cost of advertising and payment processing, expressed as a percent of revenue) in the third quarter was 33.7%, up from 31.8% in the same quarter a year ago. This was driven by the reduction in advertising spend as a result of COVID-19, as well as improved efficiency of Vistaprint advertising spend compared to the same period last year.

Advertising as a percent of revenue decreased year over year for the third quarter from 14.8% to 12.9%, for the same reasons described above.

GAAP Operating Income & Adjusted EBITDA ($M) (TTM)


TTM OI
TTM Adj EBITDA
$308 $326 $323 $327 $347 $387 $424 $471 $453
$126 $158 $105 $123 $136 $164 $195 $226 $109
Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20

Gross Profit ($M) & Gross Margin (%)


Gross Profit
Gross Margin %
$317 $315 $287 $414 $319 $330 $308 $426 $288
49.8% 49.8% 48.6% 50.2% 48.2% 48.9% 48.6% 52.0% 48.2%
Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3 FY20

Contribution Profit ($M) & Contribution Margin (%)


Contribution Profit
Contribution Margin %
$198 $206 $163 $266 $210 $239 $205 $317 $201
31.2% 32.6% 27.7% 32.3% 31.8% 35.4% 32.3% 38.6% 33.7%
Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3 FY20

Please see non-GAAP reconciliations at the end of this document.

Page 13 of 38

CASH FLOW & RETURN ON INVESTED CAPITAL

We generated $19.0 million of **cash from operations** in Q3 FY2020, compared with $17.0 million in the year-ago period. Despite the $17.9 million decrease in adjusted EBITDA as described on page 12 of this document, we partnered with suppliers in March to delay payments which had a favorable year-over-year impact on working capital. Additionally, we had proceeds of $9.2 million from the termination of a cross-currency swap.

Adjusted free cash flow was ($4.0) million in the third quarter of FY2020 compared to ($14.9) million in the same period a year ago. Adjusted free cash flow was impacted by similar factors as our operating cash flow. In addition, Q3 FY2020 capital expenditures decreased by $8.6 million compared to the year-ago period.

Internally, our most important annual performance metric is **unlevered free cash flow**, which we define as adjusted free cash flow plus cash interest expense related to borrowing. The top two charts at the right illustrate these components on a quarterly and trailing-twelve-month basis.

The GAAP operating measures that we use as a basis to calculate **adjusted return on invested capital** (adjusted ROIC) are total debt, total shareholders' equity, and operating income. Debt increased compared to the year-ago period in conjunction with our recent share repurchases and our decision to hold significantly more cash on the balance sheet as of quarter-end during this period of volatility. Excess cash is excluded from our calculation of invested capital. On a trailing-twelve-month basis, adjusted ROIC as of March 31, 2020 improved significantly compared to the prior-year Q3 TTM period due to improved profitability, although slightly decreased sequentially due to the pandemic-related decrease in revenue and profitability in March.

Adjusted Free Cash Flow & Cash Interest Related to Borrowing ($M) (Quarterly)



FCF
Interest
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

	Q3FY 18	Q4FY 18	Q1FY 19	Q2FY 19	Q3FY 19	Q4FY 19	Q1FY 20	Q2FY 20	Q3FY 20
Adj. FCF	($3)	$23	($10)	$155	($15)	$82	$36	$177	($4)
Interest	$6	$21	$6	$20	$8	$22	$9	$24	$9

Adjusted Free Cash Flow & Cash Interest Related to Borrowing ($M) (TTM)



FCF
Interest
$44
$49
$48
$53
$55
$57
$60
$64
$65
$124
$139
$142
$165
$153
$212
$258
$281
$292
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Adjusted Return on Invested Capital (TTM)



Adjusted ROIC
Adjusted ROIC ex SBC
17%
18%
18%
17%
18%
21%
23%
27%
26%
13%
14%
13%
14%
16%
19%
22%
25%
23%
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Please see non-GAAP reconciliations at the end of this document.

Page 14 of 38

CASH FLOW & ROIC (CONTINUED)

Cash Flow from Operations ($M) (Quarterly)


$(32)
$48
$22
$183
$17
$109
$63
$202
$19
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Cash Flow from Operations ($M) (TTM)


$178
$192
$198
$221
$270
$331
$372
$391
$393
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Certain Cash Payments Impacting Cash Flow from Operations ($M)* (Quarterly)


Cash Restructuring
Cash Interest Related to Borrowing
Cash Earn-Out Payments
$59
$49
$6
$4
$23
$21
$2
$7
$6
$1
$20
$20
$11
$8
$3
$23
$22
$1
$11
$9
$2
$24
$24
$11
$9
$2
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Certain Cash Payments Impacting Cash Flow from Operations ($M)* (TTM)


Cash Restructuring
Cash Interest Related to Borrowing
Cash Earn-Out Payments
$116
$49
$44
$23
$115
$49
$49
$17
$111
$49
$48
$14
$110
$49
$53
$8
$62
$55
$7
$63
$57
$6
$67
$60
$7
$71
$64
$7
$71
$65
$6
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Capital Expenditures & Capitalization of Software & Website Development Costs ($M) (Quarterly)


Capital Expenditures
Capitalized Software
$20
$11
$9
$24
$11
$13
$32
$11
$21
$29
$11
$18
$32
$13
$19
$27
$14
$13
$26
$12
$14
$25
$11
$14
$23
$12
$11
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Capital Expenditures & Capitalization of Software & Website Development Costs ($M) (TTM)


Capital Expenditures
Capitalized Software
$103
$38
$65
$102
$41
$61
$104
$43
$61
$106
$45
$61
$117
$46
$71
$120
$49
$71
$114
$50
$64
$110
$50
$60
$101
$50
$51
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

** Cash restructuring and cash interest related to borrowing impact both cash flow from operations and adjusted free cash flow. Cash earn-out payments impact cash flow from operations but are excluded from adjusted free cash flow.*

Please see non-GAAP reconciliations at the end of this document.

Page 15 of 38

DEBT & SHARE REPURCHASES

As of March 31, 2020, our total debt net of issuance costs, was $1,671.6 million. Net debt, excluding issuance costs and net of cash on the balance sheet, was $1,449.2 million. Typically we keep a minimal amount of cash on the balance sheet, but we drew down on our revolver toward the end of March as a result of the uncertainty created by the pandemic resulting in a significant cash balance.

On May 1, 2020 we amended our credit facility to ensure financial flexibility while we are responding to the effects of this pandemic. The credit facility amendment suspends maintenance covenants including the total and senior secured leverage covenants and interest coverage ratio covenant, until the publication of results for the quarter ending December 31, 2021, for which quarter the pre-amendment maintenance covenants will be reinstated. The covenant suspension period could end earlier at the company's election if we have total leverage equal to or lower than 4.75x annualized EBITDA for each of two consecutive quarters and are compliant with the pre-amendment maintenance covenants. During the suspension period, we will have new maintenance covenants requiring minimum liquidity (defined as cash plus unused revolver) of $50 million and EBITDA above zero in each of the quarters ending June 30 and September 30, 2021.

The calculation of our debt-covenant-defined leverage ratio (either total or senior secured debt to trailing-twelve-month EBITDA) uses definitions of both debt and EBITDA that differ from the corresponding figures reported in this document. For example, the EBITDA defined in our debt covenants gives pro forma effect for cost savings and acquired and divested businesses that closed within each trailing-twelve-month period, and other smaller differences. When calculated this way, our total leverage ratio was 3.42 as of March 31, 2020, an increase from December 31, 2019, and our senior secured leverage ratio was 2.19, also up from last quarter. Those calculations are based on gross leverage and do not reflect cash on the balance sheet. If calculated on a net basis as of March 31, 2020 our total leverage ratio was 2.96 and our senior secured leverage ratio was 1.74. We would have had approximately $437 million of cash plus available revolver on March 31, 2020 after adjusting for the recent financing transaction and credit facility amendment.

During Q3 FY2020 we repurchased 758,653 Cimpress shares for $89.5 million at an average price per share of $117.94. Year to date, we have repurchased 5,002,018 Cimpress shares for $627.0 million at an average price per share of $125.36. The repurchases in Q3 FY2020 were completed between February 3 and March 4, 2020 at which point we discontinued repurchases as a result of pandemic-related uncertainty. As part of the recent amendment to our credit facility we will not be able to repurchase shares during the suspension period.

Total Leverage Ratio*



2.79
2.75
2.81
3.21
3.19
2.74
3.00
2.99
3.42
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Total leverage ratio as calculated in accordance with our debt covenants

Amount Available for Borrowing ($M)



$439
$568
$564
$424
$439
$604
$522
$531
$485
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Interest Expense Related to Borrowing ($M)*
(Income Statement View)



$11
$11
$12
$14
$15
$14
$15
$16
$17
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

**Excludes interest expense associated with our Waltham, Massachusetts lease as well as investment consideration*

Share Repurchases ($M)



$40
$—
$—
$14
$12
$29
$232
$305
$89
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Please see non-GAAP reconciliations at the end of this document.

Page 16 of 38

SEGMENT RESULTS

VISTAPRINT

Vistaprint's Q3 FY2020 reported revenue declined 12% on a reported basis and declined 11% in constant currencies due to reduced demand in March as a result of the pandemic.

Vistaprint's segment EBITDA declined year over year by 18%, or $15.1 million, in Q3 FY2020. Vistaprint's gross profit declined approximately 10% as a result of the March revenue decline, although gross margin still expanded year over year. Advertising spend declined $17.1 million, a 28% decrease, and operating expenses increased with higher technology investments and consulting costs.

Vistaprint teams continue to work across the many areas that we have outlined in the past to improve customer value and optimize efficiency and performance. We have identified and begun to implement changes that make better use of data in advertising, discounting, pricing and personalization. These activities and changes will continue through this period of pandemic impact, but the extent of financial benefit is volume dependent.

Vistaprint's technology team is making steady progress on the multi-year project to rebuild its technology infrastructure. In April 2020, we launched in an additional relatively small geography built on this new technology. We are happy with progress to date, but caution that we remain only in the very early stages of this technology development process, and we still do not expect to launch in our largest (U.S.) market prior to Q3 of FY2021.

One of the benefits of the new e-commerce stack is nimbleness and flexibility. Using the new architecture as a framework, Vistaprint has launched a new mobile-friendly site dedicated to selling personal face masks in a variety of designs. You can experience the new site at www.vistaprint.com/masks.

Revenue ($M) & Reported Revenue Growth Quarterly



$367
$367
$345
$444
$359
$360
$343
$433
$316
11%
11%
6%
1%
(2)%
(2)%
(1)%
(2%)
(12%)
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Organic Constant-Currency Revenue Growth Quarterly



7%
9%
7%
3%
1%
—%
1%
(2)%
(11)%
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

2-Year Stacked Organic Constant-Currency Revenue Growth



Earlier period
Later period
8%
1%
7%
9%
9%
8%
1%
7%
1%
3%
(2)%
1%
(11)%
-10%
Q3'18+Q3'19
Q4'18+Q4'19
Q1'19+Q1'20
Q2'19+Q2'20
Q3'19+Q3'20

Segment EBITDA ($M) & Segment EBITDA Margin Quarterly



$70
$68
$60
$97
$83
$88
$81
$132
$67
19%
19%
17%
22%
23%
24%
23%
31%
21%
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Vistaprint Advertising ($M) & as % of Revenue



$78
$78
$74
$92
$62
$54
$53
$61
$45
21%
21%
22%
21%
17%
15%
15%
14%
14%
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3 FY20

Please see non-GAAP reconciliations at the end of this document.

Page 17 of 38

UPLOAD AND PRINT

Financial results for PrintBrothers and The Print Group are presented on page 5 of this document, as well as on the next page.

Combined upload and print revenue (i.e., the combination of revenue for PrintBrothers and The Print Group, adjusted to exclude inter-segment revenue when conducted between businesses in these segments) in Q3 FY2020 declined year over year by 5% in both USD and on an organic constant-currency basis, as the effects of the pandemic significantly impacted revenue growth in March.

Combined upload and print EBITDA (i.e., the combination of segment EBITDA for PrintBrothers and The Print Group) decreased by 17%, or $4.1 million, year over year in Q3 FY2020, as revenue declines in March impacted profitability.

We continue to invest in key areas within our upload and print businesses to ensure they work more closely together to exploit scale advantages and improve their cost competitiveness. These businesses also continue to invest in modernized e-commerce technologies and increasing adoption of our mass customization platform (MCP), which we believe over the long term will further improve customer value and the efficiency of each business.

WHAT BUSINESSES ARE IN THESE SEGMENTS?

PRINTBROTHERS:

WirmachenDruck.de druck.at Drukwerkdeal

THE PRINT GROUP:

pixartprinting exaprint TRADEPRINT.CO.UK easyflyer

Please see non-GAAP reconciliations at the end of this document. Page 18 of 38

PRINTBROTHERS: THE PRINT GROUP: Revenue ($M) & Reported Revenue Growth Revenue ($M) & Reported Revenue Growth Quarterly Quarterly $116 $117 $127 $80 $86 $88 $79 $88 $88 $104 $108 $101 $109 $109 $109 $71 $72 $69 35% 23% 26% 13% 10% 8% 8% 8% 9% 4% 3% (2)% 3% 2% —% 5% —% (13)% 18 18 19 19 19 19 20 20 20 18 18 19 19 19 19 20 20 20 FY FY FY FY FY FY FY FY FY FY FY FY FY FY FY FY FY FY Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Organic Constant-Currency Revenue Growth Organic Constant-Currency Revenue Growth Quarterly Quarterly 9% 17% 16% 15% 7% 5% 6% 6% 7% 12% 12% 14% 13% 4% 3% 8% —% (10)% 18 18 19 19 19 19 20 20 20 18 18 19 19 19 19 20 20 20 FY FY FY FY FY FY FY FY FY FY FY FY FY FY FY FY FY FY Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2-Year Stacked Organic Constant-Currency 2-Year Stacked Organic Constant-Currency Revenue Growth Revenue Growth Earlier period Later period Earlier period Later period 31% 31% 25% 13% 13% 12% 9% 14% 15% 20% 6% 14% 9% 7% 3% 13% 8% 7% 4% 5% 6% 6% (10)% 17% 16% 12% 12% 14% -4% Q3'18+Q3'19 Q4'18+Q4'19 Q1'19+Q1'20 Q2'19+Q2'20 Q3'19+Q3'20 Q3'18+Q3'19 Q4'18+Q4'19 Q1'19+Q1'20 Q2'19+Q2'20 Q3'19+Q3'20 Segment EBITDA ($M) & Segment EBITDA Margin Segment EBITDA ($M) & Segment EBITDA Margin Quarterly Quarterly $16 $20 $20 $13 $18 $12 $11 $12 $11 $15 $16 $16 $14 $9 $8 $9 $12 $11 11% 11% 13% 9% 10% 10% 7% 10% 8% 23% 20% 23% 21% 19% 17% 19% 19% 16% 18 18 19 19 19 19 20 20 20 18 18 19 19 19 19 20 20 20 FY FY FY FY FY FY FY FY FY FY FY FY FY FY FY FY FY FY Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Please see non-GAAP reconciliations at the end of this document. Page 19 of 38

NATIONAL PEN

National Pen's Q3 FY2020 revenue declined 14% on a reported basis and declined 13% in constant currencies, largely the result of the effects of the pandemic on revenue growth in March, in particular the mail order and telesales portions of the business.

Segment EBITDA declined year over year by $1.4 million in Q3 FY2020. The impacts of lower revenue on profitability were mitigated by National Pen's move to reduce variable costs in March. The year-to-date EBITDA improvement of $6.7 million provides a more complete picture of the year-over-year changes we have made.

Despite the goodwill impairment recognized in the quarter (excluded from segment EBITDA), we maintain a positive long-term outlook on this business based on the pre-pandemic results this fiscal year, the team's quick pivot to remove variable costs and reduce fixed costs in response to the pandemic-induced drop in demand, the strength of the underlying direct mail business, and the investments we continue to make in National Pen's technology capabilities.

Revenue ($M) & Reported Revenue Growth Quarterly



$82
39%
$66
22%
$66
10%
$133
5%
$80
(2%)
$70
6%
$70
6%
$128
(4%)
$68
(14%)
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Organic Constant-Currency Revenue Growth Quarterly



—%
19%
11%
7%
1%
8%
8%
(3%)
(13%)
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Segment EBITDA (Loss) ($M)* & Segment EBITDA (Loss) Margin Quarterly



$2
3%
$5
8%
($16)
(25%)
$27
20%
$—
—%
$7
10%
($10)
(14%)
$28
22%
($1)
(2%)
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

**Starting in Q1 FY2019, segment EBITDA was impacted by the adoption of the new U.S. GAAP revenue recognition standard that resulted in the earlier recognition of direct mail expenses in our National Pen business. This is an expense timing impact only that created fluctuations in year-over-year segment EBITDA trends throughout FY19. The accounting treatment for FY2020 and FY2019 is comparable.*

Please see non-GAAP reconciliations at the end of this document.

Page 20 of 38

ALL OTHER BUSINESSES

The growth rates for the various businesses that comprise this segment vary greatly from each other and tend to fluctuate from quarter to quarter. This segment delivered relatively attractive results during Q3 FY2020, mostly driven by relatively strong performance from BuildASign, whose home decor and newly introduced pandemic-focused signage products have been fairly resilient, and Printi in Brazil, where the pandemic impact hit much later than in other markets served by our other businesses. The organic growth rate for this segment continues to be suppressed by actions we took at the beginning of the fiscal year to restructure our Printi business in Brazil, where we are still seeing year-over-year improvements in profitability, as described in recent quarters.

Q3 FY2020 segment EBITDA (loss) improved year over year by $4.3 million, primarily driven by reduced losses in our Printi business, as well as profit growth in BuildASign, partially offset by increased investments in our other early-stage businesses. Segment EBITDA (loss) margin improved substantially year over year from (3%) last year to 8% in Q3 FY2020.

On April 10, 2020, we sold our shares in VIDA to increase focus on our other businesses, and recognized a loss of $1 million on the sale. Please note this will remove about $5 million of annualized segment EBITDA expense in the future relative to the trailing-twelve month period.

Revenue ($M) & Reported Revenue Growth Quarterly


Revenue
Reported Revenue Growth
$7
$7
$8
$48
$38
$42
$42
$50
$39
(65%)
(66%)
(59%)
544%
443%
500%
448%
3%
3%
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Organic Constant-Currency Revenue Growth Quarterly


79%
59%
41%
12%
(15%)
—%
(4%)
4%
5%
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

BUSINESSES IN THIS REPORTABLE SEGMENT:

With the exception of BuildASign, which is a larger and profitable business, the All Other Businesses segment consists of rapidly evolving early-stage businesses that we continue to manage at an operating loss as previously described and planned. These businesses are subject to high degrees of risk and we expect fluctuations in growth as each of their business models rapidly evolve in function of customer feedback, testing, and entrepreneurial pivoting.

BuildASign is an e-commerce provider of canvas-print wall décor, business signage and other large-format printed products, based in Austin, Texas.

Printi, the online printing leader in Brazil, offers a superior customer experience with transparent and attractive pricing, reliable service and quality.

VIDA is an innovative startup that brings manufacturing access and an e-commerce marketplace to artists, thereby enabling artists to convert ideas into beautiful, original products for customers, ranging from custom fashion, jewelry and accessories to home accent pieces.

YSD is a startup business in China that provides end-to-end mass customization software solutions to brands and IP owners, supporting multiple channels including retail stores, websites, WeChat and e-commerce platforms to enhance brand awareness and competitiveness, and develop new markets.

Segment EBITDA (Loss) ($M) & Segment EBITDA (Loss) Margin Quarterly


($3)
($4)
($5)
($2)
($1)
$2
$2
$4
$3
(49%)
(55%)
(61%)
(5%)
(3%)
4%
4%
7%
8%
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Please see non-GAAP reconciliations at the end of this document.

Page 21 of 38

CENTRAL AND CORPORATE COSTS

Central and corporate costs increased 24% year over year in Q3 FY2020 from $25.8 million to $32.0 million, largely due to increased share-based compensation expense.

Excluding unallocated SBC, central and corporate costs were up 11%, or $2.7 million, year over year during the quarter, reflecting increased professional fees and a $1.3 million increase in payroll tax associated with recent option exercises.

Our central technology teams continue to make good progress in developing new MCP technologies and in helping our businesses adopt pre-existing ones. Focus areas continue to be intra-Cimpress wholesale transactions, the adoption of modern e-commerce technologies, and technologies that improve customer experience, drive higher conversion rates and automate manual processes. Additionally, we continue to invest to help our businesses make their systems and information more secure.

WHAT ARE CENTRAL AND CORPORATE COSTS?	
Unallocated Share Based Comp	The GAAP accounting value of performance share units (PSUs) across Cimpress, minus what we cross-charge either to our businesses or to the above central cost categories. We cross-charge the cash grant value of a long-term incentive award. Additionally, the accounting value of the Supplemental PSUs (SPSUs) expense or benefit, if any, are included in this category.
MCP Investment	Software engineering and related costs to expand the functionality of our Mass Customization Platform (MCP).
Central Operating Costs	Our operationally oriented shared-service organizations of (1) global procurement, (2) the technical maintenance and hosting of the MCP, and (3) privacy and information security management, plus the administrative costs of our Cimpress India offices where numerous Cimpress businesses have dedicated business-specific team members. These costs are required to operate our businesses.
Corporate Costs	Corporate activities, including the office of the CEO, the board, directors and officers insurance, treasury, tax, capital allocation, financial consolidation, audit, corporate legal, internal company-wide communications, investor relations and corporate strategy. Additionally, the expense or benefit, if any, for the supplemental performance cash awards that accompany some of the SPSUs are included in this category.

Central and Corporate Costs ($M)*
Quarterly



Corporate Costs
Central Operating Costs
MCP Investment
Unallocated SBC
$33
$9
$5
$9
$10
$31
$7
$5
$9
$10
$29
$4
$5
$9
$11
$13
$6
$10
$9
$(11)
$26
$6
$10
$10
$27
$3
$5
$9
$9
$27
$6
$10
$12
($1)
$32
$3
$6
$10
$13
$32
$4
$6
$11
$12
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

**Q2 FY2019 Central and Corporate Costs were impacted by the reversal of the previously recognized $15.4 million expense for our SPSUs, when we concluded that the achievement of the performance condition was no longer probable. Please see our Q2 FY2019 "Quarterly Earnings Document" for more context.*

Central and Corporate Costs
Excluding Unallocated Share-Based Comp*
($M and as a % of Total Revenue)



$24
$24
$25
$24
$26
$24
$27
$29
$28
4%
4%
4%
3%
4%
4%
4%
4%
5%
Q3FY18
Q4FY18
Q1FY19
Q2FY19
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

**We present this cost category excluding the Unallocated SBC to help our investors see the potential for scale leverage in these central costs without the volatility and accounting complexities of the Unallocated SBC. For avoidance of doubt, we view SBC as a cost, and believe investors should too. As a reminder, we charge our businesses a cost based on the cash value of long-term incentive grants, which excludes some of these accounting complexities, and which is included in each segment's results each period. You can find additional information on the LTI overview document posted on ir.cimpress.com. All numbers are rounded to the nearest million and may not sum to total Central and Corporate Costs when combined with the rounded Unallocated SBC figures in the chart above.*

Please see non-GAAP reconciliations at the end of this document.

Page 22 of 38

CURRENCY IMPACTS

Changes in currency rates negatively impacted our year-over-year reported revenue growth rate by 200 basis points in Q3 FY2020, though this impacted some segments more than others. There are many natural expense offsets in local currencies in our business and, therefore, the net currency impact to our bottom line is less pronounced than it is to revenue. As such, we look at constant-currency growth rates to understand revenue trends in the absence of currency movements but typically evaluate our bottom line inclusive of currency movements.

Our most significant net currency exposures by volume are the Euro and the British Pound. We enter into currency derivative contracts to hedge the risk for certain currencies where we have a net adjusted EBITDA exposure. We hedge our adjusted EBITDA exposures because a slightly different but similar EBITDA measure is the primary metric normally used in our debt covenants. We do not apply hedge accounting to these hedges, which increases the volatility of the gains or losses that are included in our net income from quarter to quarter. Realized and unrealized gains or losses from these hedges are recorded in Other income (expense), net, along with other currency-related gains or losses. The realized gains or losses on our hedging contracts are added to our adjusted EBITDA to show the economic impact of our hedging activities.

Our Other income (expense), net was $22.5 million in Q3 FY2020. The vast majority of this is currency related, as follows:

- Realized gains on certain currency hedges were $5.0 million for the third quarter. These realized gains affect our net income, adjusted EBITDA, and adjusted free cash flow. They are not allocated to segment-level EBITDA.
- Unrealized currency net gains of approximately $17.5 million in Q3 were primarily related to the revaluation of intercompany, cash, debt balances, and currency derivatives. These are included in our net income but excluded from our adjusted EBITDA.

In March, we terminated some of our net investment and mark-to-market hedges that were in a gain position and locked in about $27.7 million of cash proceeds, which was recognized within cash from investing activities in our cash flow statement. Also, we terminated a cash flow hedge and locked in about $9.2 million of cash proceeds, which was recognized within cash provided by operating activities in our cash flow statement. In most cases, we rolled into new hedges to replace the terminated hedge positions. As these hedges are not intended to hedge our EBITDA, the gains are not included in adjusted EBITDA.

Overall, for the reasons described on this page, year-over-year fluctuations in currencies create different impacts on the various financial results you see throughout this document. Below is a table describing these directional net currency impacts when compared to the prior-year period. For the quarter the net impact of currency on EBITDA was negligible and the net impact of currency on adjusted free cash flow was slightly unfavorable.

Financial Measure	Y/Y Impact from Currency* Q3 FY2020
Revenue	Negative
Operating income	Negative
Net income	Negative
Segment EBITDA	Mixed by segment
Adjusted EBITDA	Neutral
Adjusted free cash flow	Negative

**Net income includes both realized and unrealized gains or losses from currency hedges and intercompany loan balances. Adjusted EBITDA includes only realized gains or losses from certain currency hedges. Adjusted free cash flow includes realized gains or losses on currency hedges as well as the currency impact of the timing of receivables, payments and other working capital settlements. Revenue, operating income and segment EBITDA do not reflect any impacts from currency hedges or balance sheet translation.*

Other Income (Expense), Net ($M)



($2)
$5
$10
$10
($2)
$9
$16
($9)
$23
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Realized Gains (Losses) on Certain Currency Derivatives ($M)



($5)
($2)
$2
$7
$5
$6
$5
$10
$5
Q1FY18
Q2FY18
Q3FY18
Q4FY18
Q3FY19
Q4FY19
Q1FY20
Q2FY20
Q3FY20

Please see non-GAAP reconciliations at the end of this document.

Page 23 of 38

CURRENT OUTLOOK Our near-term outlook has changed significantly in light of the COVID-19 pandemic and the impact it has had on our customers, and therefore, our results. We should note that our long-term view has strengthened as a result of the pandemic for reasons described below. However, the near-term environment is unprecedented and, as described previously, we believe there will be a material negative impact on our financial results, despite the significant actions we have already taken to reduce costs. The duration of that impact is impossible to predict at this time. As our investors know, we have a policy of not issuing quarterly financial guidance. However, given the extraordinary events of the pandemic, below we outline what we are seeing so far in the fourth quarter. Q4 FY2020: As noted in our release on April 29, 2020, demand worsened through the month of March, with consolidated bookings declining approximately 65% year over year in the last week of the month and first week of April. For the month of April, our consolidated bookings declined approximately 51% year over year. All segments' bookings performance improved in the second half of April relative to the first half and in the last two weeks ended Saturday May 2, 2020, the rate of consolidated year-over-year decline lessened to about 35%. We believe that is the result of our shift in focus to products and product templates that our customers need in the current environment, but also most recently in some geographies the start, although minimal, of relaxing government restrictions to restart economic activity. Underneath the consolidated bookings numbers, the impact of the pandemic on revenue growth has differed significantly by business, country, product line and week. Segment bookings performance for April 2020 compared to April 2019 was approximately as follows: • Vistaprint bookings declined about 51%. • Combined upload and print bookings declined about 57%. • National Pen bookings declined about 65%. • All Other Businesses bookings declined about 6%. We cannot predict what our revenue results will be for the remainder of Q4 FY2020, which we believe will be highly dependent on the extent to which government restrictions are maintained or relaxed. Our expectation is that as restrictions are gradually lifted, we will see improvement relative to recent revenue trends described above. In National Pen we do expect the revenue recovery curve is likely to lag other segments given the amount of their revenue that is generated through direct mail channels that will lag e-commerce channels. Beyond FY2020: We are not in a position to comment on our outlook beyond FY2020 given the uncertainty of both the extent and duration of the impact of COVID-19 on our customers and operations. Given the reduction in costs, temporary suspension of maintenance covenants, innovation, and focus of our teams leveraging our Cimpress strategy each of which was discussed briefly in Robert's letter above, we believe that even in scenarios worse than our current forecast we will maintain adequate liquidity and compliance with the covenants in our recently amended credit facility. We intend to protect organic investments to the greatest extent as we remain focused on building Cimpress for the time when the effects of the pandemic dissipate. We remain long-term positive about our ability to return to a trajectory similar to, or better than, what we were experiencing through February, for several reasons: • Small businesses have been a vital engine for the global economy, and though they are hurting now, we fundamentally believe in humanity's perseverance and courage to be entrepreneurial and successful. • Our businesses have done well during past economic recessions, because we offer a better value proposition for a lower price than traditional sources of our products. Additionally, during times that unemployment has increased, people start freelancing, a creative endeavor, or a new job search, and our convenient, professional products offered in low quantities at affordable prices help people get started. This has been particularly true with Vistaprint customers. • We believe the competitive landscape is likely to change dramatically in favor of those who are flexible enough to make it through this current period, including Cimpress. Please see non-GAAP reconciliations at the end of this document. Page 24 of 38

CIMPRESS PLC CONSOLIDATED BALANCE SHEETS (unaudited in thousands, except share and per share data) March 31, June 30, 2020 2019 Assets Current assets: Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 228,265 $ 35,279 Accounts receivable, net of allowances of $9,753 and $7,313, respectively . . . . . . . . . . . . . . . . 46,974 60,646 Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70,822 66,310 Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93,317 78,065 Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 439,378 240,300 Property, plant and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 347,228 490,755 Operating lease assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 164,391 — Software and website development costs, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73,477 69,840 Deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 143,571 59,906 Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 615,333 718,880 Intangible assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 220,827 262,701 Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35,222 25,994 Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 2,039,427 $ 1,868,376 Liabilities, noncontrolling interests and shareholders’ (deficit) equity Current liabilities: Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 187,829 $ 185,096 Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 190,097 194,715 Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28,096 31,780 Short-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24,364 81,277 Operating lease liabilities, current. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37,405 — Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13,144 27,881 Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 480,935 520,749 Deferred tax liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34,690 44,531 Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,647,214 942,290 Lease financing obligation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 112,096 Operating lease liabilities, non-current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 134,267 — Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76,972 53,716 Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,374,078 1,673,382 Commitments and contingencies Redeemable noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69,682 63,182 Shareholders’ (deficit) equity: Preferred shares, nominal value €0.01 per share, 100,000,000 shares authorized; none issued and outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — Ordinary shares, nominal value €0.01 per share, 100,000,000 shares authorized; 44,080,627 shares issued; and 25,878,300 and 30,445,669 shares outstanding, respectively . . . . . . . . . . . 615 615 Deferred ordinary shares, nominal value €1.00 per share, 25,000 shares authorized, issued and outstanding (1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28 — Treasury shares, at cost, 18,202,327 and 13,634,958 shares, respectively. . . . . . . . . . . . . . . . . (1,377,022) (737,447) Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 404,409 411,079 Retained earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 660,442 537,422 Accumulated other comprehensive loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (92,805) (79,857) Total shareholders' (deficit) equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (404,333) 131,812 Total liabilities, noncontrolling interests and shareholders’ (deficit) equity . . . . . . . . . . . . . . . . . . . $ 2,039,427 $ 1,868,376 (1) In conjunction with the cross-border merger to Ireland, 25,000 Cimpress plc deferred ordinary shares were issued to meet the statutory minimum capital requirements of an Irish public limited company. These deferred ordinary shares will not dilute the economic ownership of Cimpress plc shareholders as they have no voting rights, and do not entitle the holders to dividends or distributions, or to participate in surplus assets beyond the nominal value of the shares. Page 25 of 38

CIMPRESS PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,	
	2020	2019	2020	2019
Revenue	$ 597,960	$ 661,814	$2,052,252	$2,076,362
Cost of revenue (1)	309,598	342,700	1,029,281	1,056,667
Technology and development expense (1)	67,693	59,656	195,287	174,541
Marketing and selling expense (1)	148,803	170,202	483,056	562,536
General and administrative expense (1)	45,148	37,753	140,681	119,145
Amortization of acquired intangible assets	12,693	14,022	38,861	40,169
Restructuring expense (1)	919	7,866	5,006	9,062
Impairment of goodwill (2)	100,842	—	100,842	—
Income from operations	(87,736)	29,615	59,238	114,242
Other (expense) income, net	22,537	(2,495)	29,171	17,386
Interest expense, net	(17,262)	(16,787)	(48,050)	(47,372)
Income before income taxes	(82,461)	10,333	40,359	84,256
Income tax expense (benefit)	1,039	4,091	(86,641)	23,971
Net (loss) income	(83,500)	6,242	127,000	60,285
Add: Net (loss) income attributable to noncontrolling interest	(1,384)	288	(1,630)	620
Net (loss) income attributable to Cimpress plc	$ (84,884)	$ 6,530	$125,370	$60,905
Basic net (loss) income per share attributable to Cimpress plc	$ (3.26)	$ 0.21	$4.54	$1.98
Diluted net (loss) income per share attributable to Cimpress plc	$ (3.26)	$ 0.21	$4.43	$1.92
Weighted average shares outstanding — basic	26,024,229	30,763,055	27,608,387	30,837,207
Weighted average shares outstanding — diluted	26,024,229	31,514,793	28,317,440	31,781,141

---

(1) Share-based compensation is allocated as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,	
	2020	2019	2020	2019
Cost of revenue	$ 66	$ 42	$251	$320
Technology and development expense	2,014	1,320	5,791	2,000
Marketing and selling expense	1,145	1,187	367	673
General and administrative expense	5,683	1,955	15,574	7,707
Restructuring expense	(16)	3,250	756	3,250

(2) For the three and nine months ended March 31, 2020 we recognized a full goodwill impairment charge for our National Pen and VIDA reporting units, which amounted to $34.4 million and $26.0 million, respectively, as well as a partial goodwill impairment charge for our Exaprint reporting unit of $40.4 million.

Page 26 of 38

CIMPRESS PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,	
	2020	2019	2020	2019
Operating activities				
Net (loss) income	$ (83,500)	$ 6,242	$ 127,000	$ 60,285
Adjustments to reconcile net income to net cash provided by operating activities:				
Depreciation and amortization	41,840	44,334	126,731	129,554
Impairment of goodwill	100,842	—	100,842	—
Share-based compensation expense	8,892	7,754	22,739	13,950
Deferred taxes	(4,415)	769	(109,990)	9,013
Unrealized gain/(loss) on derivatives not designated as hedging instruments included in net income	(12,152)	3,649	(4,604)	(5,932)
Effect of exchange rate changes on monetary assets and liabilities denominated in non-functional currency	(2,386)	3,939	(1,027)	1,276
Other non-cash items	1,891	2,322	4,936	4,742
Changes in operating assets and liabilities:				
Accounts receivable	21,990	(1,946)	13,750	(13,812)
Inventory	2,804	377	(7,876)	(9,077)
Prepaid expenses and other assets	13,886	3,079	11,631	(5,318)
Accounts payable	(18,842)	(36,432)	5,590	12,407
Accrued expenses and other liabilities	(51,886)	(17,107)	(5,661)	25,382
Net cash provided by operating activities	18,964	16,980	284,061	222,470
Investing activities				
Purchases of property, plant and equipment	(10,544)	(19,167)	(38,638)	(57,934)
Business acquisitions, net of cash acquired	—	(651)	(4,272)	(289,920)
Purchases of intangible assets	—	—	—	(22)
Capitalization of software and website development costs	(12,407)	(12,716)	(35,824)	(34,637)
Proceeds from the sale of assets	786	27	1,633	550
Proceeds from settlement of derivatives designated as hedging instruments	27,732	—	27,732	—
Other investing activities	436	461	1,556	409
Net cash provided by (used in) investing activities	6,003	(32,046)	(47,813)	(381,554)
Financing activities				
Proceeds from borrowings of debt	409,515	233,440	1,043,600	926,378
Proceeds from issuance of senior notes	210,500	—	210,500	—
Payments of debt	(310,603)	(206,035)	(603,049)	(681,032)
Payments of debt issuance costs	(4,862)	(1,258)	(4,862)	(2,729)
Payments of withholding taxes in connection with equity awards	(40,955)	(277)	(41,417)	(2,402)
Payments of finance lease obligations	(2,990)	(3,942)	(8,354)	(12,722)
Purchase of noncontrolling interests	—	—	—	(41,177)
Purchase of ordinary shares	(89,483)	(12,074)	(627,056)	(26,117)
Proceeds from issuance of ordinary shares	—	(134)	6	2,757
Distribution to noncontrolling interest	(34)	—	(3,955)	(3,375)
Other financing activities	(454)	2,319	(2,169)	2,319
Net cash provided by (used in) financing activities	170,634	12,039	(36,756)	161,900
Effect of exchange rate changes on cash	(2,927)	(979)	(5,180)	(2,785)
Change in cash held for sale	(1,326)	—	(1,326)	—
Net increase in cash and cash equivalents	191,348	(4,006)	192,986	31
Cash and cash equivalents at beginning of period	36,917	48,264	35,279	44,227
Cash and cash equivalents at end of period	$ 228,265	$ 44,258	$ 228,265	$ 44,258

Page 27 of 38

ABOUT NON-GAAP FINANCIAL MEASURES: To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: Constant-currency revenue growth, constant-currency revenue growth excluding revenue from acquisitions and divestitures made in the last twelve months, upload and print group revenue growth, constant currency revenue growth and profit, adjusted EBITDA, adjusted free cash flow and trailing- twelve-month return on invested capital: • Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. • Constant-currency revenue growth excluding revenue from acquisitions and divestitures made during the past twelve months excludes the impact of currency as defined above. The organic constant-currency growth rate excludes Albumprinter revenue from Q1 FY2017 through Q1 FY2018, Digipri (the part of our Japan business that we previously sold) revenue for Q2 FY2018, VIDA revenue from Q1 FY2019 through Q4 FY2019, and BuildASign revenue from Q2 FY2019 through Q1 FY2020. • Upload and print group revenue growth is the combination of revenue for PrintBrothers and The Print Group in USD, adjusted to exclude inter-segment revenue when conducted between businesses in these segments. Upload and print group constant-currency revenue growth is the combination of revenue for PrintBrothers and The Print Group in constant currencies, adjusted to exclude inter-segment revenue when conducted between businesses in these segments. Upload and print group EBITDA is the combination of segment EBITDA for PrintBrothers and The Print Group. • Adjusted EBITDA is defined as operating income plus depreciation and amortization (excluding depreciation and amortization related to our Waltham, Massachusetts office lease) plus share-based compensation expense plus proceeds from insurance plus earn-out related charges plus certain impairments plus restructuring related charges plus realized gains or losses on currency derivatives less interest expense related to our Waltham, Massachusetts office lease less gain on purchase or sale of subsidiaries. • Adjusted free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value, plus gains on proceeds from insurance. • Trailing-Twelve-Month Return on Invested Capital is adjusted net operating profit after tax (NOPAT) or adjusted NOPAT excluding share-based compensation, divided by debt plus redeemable noncontrolling interest plus shareholders' equity, less excess cash. Adjusted NOPAT is defined as adjusted EBITDA from above, plus depreciation and amortization (except depreciation related to Waltham lease and amortization of acquired intangibles), plus share-based compensation not related to investment consideration or restructuring, less cash taxes. Adjusted NOPAT excluding share-based compensation removes all share-based compensation expense in Adjusted NOPAT. Excess cash is cash and equivalents greater than 5% of last twelve month revenues and, if negative, is capped at zero. Leases have not been converted to debt for purposes of this calculation. These non-GAAP financial measures are provided to enhance investors' understanding of our current operating results from the underlying and ongoing business for the same reasons they are used by management. For example, as we have become more acquisitive over recent years we believe excluding the costs related to the purchase of a business (such as amortization of acquired intangible assets, contingent consideration, or impairment of goodwill) provides further insight into the performance of the underlying acquired business in addition to that provided by our GAAP operating income. As another example, as we do not apply hedge accounting for our currency forward contracts, we believe inclusion of realized gains and losses on these contracts that are intended to be matched against operational currency fluctuations provides further insight into our operating performance in addition to that provided by our GAAP operating income. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this document. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.  Page 28 of 38

CONSTANT-CURRENCY REVENUE GROWTH RATES

(Quarterly and Year to Date)

Total Company	Q3FY18	Q4FY18	Q1FY19	Q2FY19	Q3FY19	Q4FY19	Q1FY20	Q2FY20	Q3FY20
Reported revenue growth	16 %	12 %	5%	8 %	4 %	7 %	8 %	(1)%	(10)%
Currency impact	(8)%	(4)%	1%	3 %	5 %	3 %	2 %	2 %	2 %
Revenue growth in constant currency	8 %	8 %	6%	11 %	9 %	10 %	10 %	1 %	(8)%
Impact of TTM acquisitions, divestitures & JVs	3 %	3 %	2%	(5)%	(6)%	(5)%	(6)%	(1)%	(1)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	11 %	11 %	8%	6 %	3 %	5 %	4 %	— %	(9)%

Total Company	YTD 2018	YTD 2019	YTD 2020
Reported revenue growth	25 %	6 %	(1)%
Currency impact	(5)%	3 %	2 %
Revenue growth in constant currency	20 %	9 %	1 %
Impact of TTM acquisitions, divestitures & JVs	(9)%	(3)%	(2)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	11 %	6 %	(1)%

Vistaprint	Q3FY18	Q4FY18	Q1FY19	Q2FY19	Q3FY19	Q4FY19	Q1FY20	Q2FY20	Q3FY20
Reported revenue growth	11 %	11 %	6%	1%	(2)%	(2)%	(1)%	(2)%	(12)%
Currency impact	(4)%	(2)%	1%	2%	3 %	2 %	2 %	— %	1 %
Revenue growth in constant currency	7 %	9 %	7%	3%	1 %	— %	1 %	(2)%	(11)%

Upload and Print ($M)	Q3FY19	Q3FY20	YTD Q3FY2019	YTD Q3FY2020
PrintBrothers reported revenue	$ 109.3	$ 109.5	$ 327.0	$ 345.4
The Print Group reported revenue	$ 79.0	$ 68.5	$ 237.8	$ 228.5
Upload and Print inter-segment eliminations	$ (0.2)	$ (0.2)	$ (0.7)	$ (0.7)
Total Upload and Print revenue in USD	**$ 188.1**	**$ 177.8**	**$ 564.1**	**$ 573.2**

Upload and Print	Q1FY20	Q2FY20	Q3FY20	YTD Q3FY2019	YTD Q3FY2020
Reported revenue growth	5%	5 %	(5)%	5%	2 %
Currency impact	5%	3 %	2 %	5%	3 %
Revenue growth in constant currency	10%	8 %	(3)%	10%	5 %
Impact of TTM acquisitions	—%	(2)%	(2)%	—%	(1)%
Revenue growth in constant currency excl. TTM acquisitions	10%	6 %	(5)%	10%	4 %

Values may not sum to total due to rounding. Page 29 of 38

CONSTANT-CURRENCY REVENUE GROWTH RATES (CONT'D) (Quarterly) PrintBrothers Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20 Reported revenue growth 35% 26% 10% 8% 5% 8% 8% 9% — % Currency impact (18)% (10)% 2% 4% 9% 7% 5% 3% 3 % Revenue growth in constant currency 17% 16% 12% 12% 14% 15% 13% 12% 3 % Impact of TTM acquisitions — % — % —% —% —% —% —% (4)% (3)% Revenue growth in constant currency excl. TTM 17% 16% 12% 12% 14% 15% 13% 8% — % acquisitions The Print Group Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20 Reported revenue growth 23% 13% 4% 3% (2)% 3% 2% —% (13)% Currency impact (16)% (9)% 1% 3% 8% 6% 5% 3% 3 % Revenue growth in constant currency 7% 4% 5% 6% 6% 9% 7% 3% (10)% Impact of TTM acquisitions — % — % —% —% — % —% —% —% — % Revenue growth in constant currency excl. TTM 7% 4% 5% 6% 6% 9% 7% 3% (10)% acquisitions National Pen Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20 Reported revenue growth1 39% 22% 10% 5% (2)% 6% 6% (4)% (14)% Currency impact (9)% (3)% 1% 2% 3% 2% 2% 1% 1 % Revenue growth in constant currency 30% 19% 11% 7% 1% 8% 8% (3)% (13)% Impact of TTM acquisitions — % — % —% —% — % —% —% — % — % Revenue growth in constant currency excl. TTM 30% 19% 11% 7% 1% 8% 8% (3)% (13)% acquisitions Pro Forma National Pen Growth Rates: Pro forma revenue growth in U.S. dollars N/A N/A N/A N/A N/A N/A N/A N/A N/A Currency impact N/A N/A N/A N/A N/A N/A N/A N/A N/A Pro forma revenue growth in constant currency N/A N/A N/A N/A N/A N/A N/A N/A N/A Impact of discontinued operations N/A N/A N/A N/A N/A N/A N/A N/A N/A Pro forma revenue growth in constant currency, N/A N/A N/A N/A N/A N/A N/A N/A N/A excluding discontinued operations All Other Businesses Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20 Reported revenue growth (65)% (66)% (59)% 544% 443% 500% 448% 3% 3% Currency impact 1% 4% 8% 14% 12% 9% 1% 1% 2% Revenue growth in constant currency (64)% (62)% (51)% 558% 455% 509% 449% 4% 5% Impact of TTM acquisitions and divestitures 143% 121% 92% (546)% (470)% (509)% (453)% —% —% Revenue growth in constant currency excl. TTM 79% 59% 41% 12% (15)% — % (4)% 4% 5% acquisitions & divestitures Values may not sum to total due to rounding. Page 30 of 38

TWO-YEAR STACKED CONSTANT-CURRENCY ORGANIC REVENUE GROWTH RATES

(Quarterly)

Total Company	Q3FY17	Q4FY17	Q1FY18	Q2FY18
Reported revenue growth	26 %	18 %	27 %	32 %
Currency impact	2 %	2 %	(3)%	(5)%
Revenue growth in constant currency	28 %	20 %	24 %	27 %
Impact of TTM acquisitions, divestitures & JVs	(17)%	(11)%	(12)%	(16)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	11 %	9 %	12 %	11 %

Total Company	Q3FY18	Q4FY18	Q1FY19	Q2FY19	Q3FY19	Q4FY19	Q1FY20	Q2FY20	Q3FY20
Reported revenue growth	16 %	12 %	5%	8 %	4 %	7 %	8 %	(1)%	(10)%
Currency impact	(8)%	(4)%	1%	3 %	5 %	3 %	2 %	2 %	2 %
Revenue growth in constant currency	8 %	8 %	6%	11 %	9 %	10 %	10 %	1 %	(8)%
Impact of TTM acquisitions, divestitures & JVs	3 %	3 %	2%	(5)%	(6)%	(5)%	(6)%	(1)%	(1)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	11 %	11 %	8%	6 %	3 %	5 %	4 %	— %	(9)%
2-Year Stacked Organic Constant-Currency	**Q3'17+ Q3'18**	**Q4'17+ Q4'18**	**Q1'18+ Q1'19**	**Q2'18+ Q2'19**	**Q3'18+ Q3'19**	**Q4'18+ Q4'19**	**Q1'19+ Q1'20**	**Q2'19+ Q2'20**	**Q3'19+ Q3'20**
Year 1 (Earlier of the 2 Stacked Periods)	11 %	9 %	12%	11 %	11 %	11 %	8 %	6 %	3 %
Year 2 (More Recent of the 2 Stacked Periods)	11 %	11 %	8%	6 %	3 %	5 %	4 %	— %	(9)%
Year 1 + Year 2	22 %	20 %	20%	17 %	14 %	16 %	12 %	6 %	(6)%

Note: Total company revenue growth in constant currency excluding TTM acquisitions, divestitures and joint ventures for all periods excludes the impact of currency. The organic constant-currency growth rate excludes Albumprinter revenue from Q1 FY2017 through Q1 FY2018, Digipri (the part of our Japan business that we previously sold) revenue, for Q2 FY2018, and VIDA revenue from Q1 FY2019 through Q4 FY2019 and BuildASign revenue from Q2 FY2019 through Q1 FY2020.

Vistaprint	Q3FY18	Q4FY18	Q1FY19	Q2FY19	Q3FY19	Q4FY19	Q1FY20	Q2FY20	Q3FY20
Reported revenue growth	11 %	11 %	6%	1%	(2)%	(2)%	(1)%	(2)%	(12)%
Currency impact	(4)%	(2)%	1%	2%	3 %	2 %	2 %	— %	1 %
Revenue growth in constant currency	7 %	9 %	7%	3%	1 %	— %	1 %	(2)%	(11)%
Impact of TTM acquisitions, divestitures & JVs	— %	— %	—%	—%	— %	— %	— %	— %	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	7 %	9 %	7%	3%	1 %	— %	1 %	(2)%	(11)%
2-Year Stacked Organic Constant-Currency					**Q3'18+ Q3'19**	**Q4'18+ Q4'19**	**Q1'19+ Q1'20**	**Q2'19+ Q2'20**	**Q3'19+ Q3'20**
Year 1 (Earlier of the 2 Stacked Periods)					7 %	9 %	7 %	3 %	1 %
Year 2 (More Recent of the 2 Stacked Periods)					1 %	— %	1 %	(2)%	(11)%
Year 1 + Year 2					8 %	9 %	8 %	1 %	(10)%

Values may not sum to total due to rounding.

Page 31 of 38

TWO-YEAR STACKED CONSTANT-CURRENCY ORGANIC REVENUE GROWTH RATES (CONT'D) (Quarterly) PrintBrothers Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20 Reported revenue growth 35% 26% 10% 8% 5% 8% 8% 9% — % Currency impact (18)% (10)% 2% 4% 9% 7% 5% 3% 3 % Revenue growth in constant currency 17% 16% 12% 12% 14% 15% 13% 12% 3 % Impact of TTM acquisitions, divestitures & JVs — % — % —% —% —% —% —% (4)% (3)% Revenue growth in constant currency ex. TTM 17% 16% 12% 12% 14% 15% 13% 8% — % acquisitions, divestitures & JVs 2-Year Stacked Organic Constant-Currency Q3'18+ Q4'18+ Q1'19+ Q2'19+ Q3'19+ Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Year 1 (Earlier of the 2 Stacked Periods) 17% 16% 12% 12% 14 % Year 2 (More Recent of the 2 Stacked Periods) 14% 15% 13% 8% — % Year 1 + Year 2 31% 31% 25% 20% 14 % The Print Group Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20 Reported revenue growth 23% 13% 4% 3% (2)% 3% 2% —% (13)% Currency impact (16)% (9)% 1% 3% 8% 6% 5% 3% 3 % Revenue growth in constant currency 7% 4% 5% 6% 6% 9% 7% 3% (10)% Impact of TTM acquisitions, divestitures & JVs — % — % —% —% — % —% —% —% — % Revenue growth in constant currency ex. TTM 7% 4% 5% 6% 6% 9% 7% 3% (10)% acquisitions, divestitures & JVs 2-Year Stacked Organic Constant-Currency Q3'18+ Q4'18+ Q1'19+ Q2'19+ Q3'19+ Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Year 1 (Earlier of the 2 Stacked Periods) 7% 4% 5% 6% 6 % Year 2 (More Recent of the 2 Stacked Periods) 6% 9% 7% 3% (10)% Year 1 + Year 2 13% 13% 12% 9% (4)% GROSS PROFIT AND CONTRIBUTION PROFIT (Quarterly, in millions except percentages) Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20 Total revenue $636.1 $631.1 $589.0 $825.6 $661.8 $674.7 $634.0 $820.3 $598.0 Cost of revenue $319.2 $316.6 $302.5 $411.5 $342.7 $344.7 $325.7 $394.0 $309.6 Gross profit (revenue minus cost of revenue) $316.9 $314.6 $286.5 $414.1 $319.1 $330.0 $308.3 $426.3 $288.4 as a percent of total revenue 49.8% 49.8% 48.6% 50.2% 48.2% 48.9% 48.6% 52.0% 48.2% Advertising expense and payment processing fees $118.5 $108.8 $123.4 $147.8 $108.7 $91.5 $103.5 $109.6 $86.9 Contribution profit (gross profit minus $198.4 $205.7 $163.2 $266.3 $210.4 $238.5 $204.8 $316.8 $201.5 advertising/processing fees) as a percent of total revenue 31.2% 32.6% 27.7% 32.3% 31.8% 35.4% 32.3% 38.6% 33.7% Values may not sum to total due to rounding. Page 32 of 38

EBITDA (LOSS) BY REPORTABLE SEGMENT ("SEGMENT EBITDA")

(Quarterly, in millions)

	Q3FY18	Q4FY18	Q1FY19	Q2FY19	Q3FY19	Q4FY19	Q1FY20	Q2FY20	Q3FY20
Vistaprint	$ 70.4	$ 68.1	$ 60.0	$ 97.0	$ 82.6	$ 88.0	$ 80.6	$ 132.2	$ 67.4
PrintBrothers	9.1	11.6	10.6	11.7	8.1	13.1	10.8	16.5	8.7
The Print Group	15.0	19.5	11.8	16.4	15.7	20.1	13.6	18.1	10.9
National Pen	2.1	5.2	(16.5)	26.6	0.1	7.0	(9.9)	28.1	(1.2)
All Other Businesses	(3.4)	(3.8)	(4.7)	(2.3)	(1.1)	1.8	1.7	3.7	3.2
Total segment EBITDA (loss)	**$ 93.3**	**$ 100.5**	**$ 61.2**	**$ 149.4**	**$ 105.3**	**$ 130.1**	**$ 96.9**	**$ 198.5**	**$ 89.0**
Central and corporate costs ex. unallocated SBC	(24.0)	(24.3)	(25.2)	(24.3)	(25.6)	(23.8)	(27.4)	(28.9)	(28.3)
Unallocated SBC	(8.6)	(7.0)	(4.1)	11.1	(0.2)	(3.1)	0.5	(2.8)	(3.7)
Exclude: share-based compensation included in segment EBITDA	12.8	11.0	8.9	(5.6)	4.5	7.6	4.8	8.3	8.9
Include: Realized gains (losses) on certain currency derivatives not included in segment EBITDA	(4.8)	(2.5)	1.6	7.4	4.8	6.4	4.8	10.4	5.0
Adjusted EBITDA	**$ 68.7**	**$ 77.6**	**$ 42.5**	**$ 138.1**	**$ 88.9**	**$ 117.2**	**$ 79.5**	**$ 185.5**	**$ 70.9**
Depreciation and amortization	(43.4)	(41.9)	(40.7)	(44.5)	(44.1)	(43.7)	(42.5)	(42.4)	(41.8)
Waltham, MA lease depreciation adjustment[1]	1.0	1.0	1.0	1.0	1.0	1.0	—	—	—
Proceeds from insurance	(0.3)	—	—	—	—	—	—	—	—
Earn-out related charges	—	—	—	—	—	—	—	—	—
Share-based compensation expense[2]	(12.8)	(16.7)	(8.9)	2.7	(4.5)	(7.6)	(4.8)	(8.3)	(8.9)
Certain impairments and other adjustments	(0.9)	(1.5)	0.1	(0.1)	(0.8)	(9.9)	0.2	(0.9)	(102.0)
Restructuring-related charges	(2.3)	(0.6)	(0.2)	(1.0)	(7.9)	(3.0)	(2.2)	(1.9)	(0.9)
Interest expense for Waltham, MA lease[1]	1.8	1.8	1.8	1.8	1.8	1.8	—	—	—
Gain on purchase or sale of subsidiaries[3]	—	(0.4)	—	—	—	—	—	—	—
Realized (gains) losses on currency derivatives not included in operating income	4.8	2.5	(1.6)	(7.4)	(4.8)	(6.4)	(4.8)	(10.4)	(5.0)
Total income from operations	**$ 16.6**	**$ 21.9**	**$ (6.0)**	**$ 90.6**	**$ 29.6**	**$ 49.4**	**$ 25.4**	**$ 121.6**	**$ (87.7)**
Operating income margin	*3%*	*3%*	*(1)%*	*11%*	*4%*	*7%*	*4%*	*15%*	*(15)%*
Operating income year-over-year growth	*140%*	*326%*	*(113)%*	*25%*	*78%*	*126%*	*524%*	*34%*	*(396)%*

[1] During Q1 FY2020, we adopted the new lease accounting standard, ASC 842. Our Waltham, MA lease, which was previously classified as build-to-suit, is now classified as an operating lease under the new standard. The Waltham depreciation and interest expense adjustments that were made in comparative periods are no longer made beginning in FY2020, as any impact from the Waltham lease is reflected in operating income.
[2] Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to earn-out mechanisms dependent upon continued employment.
[3] Includes the impact of a bargain purchase gain as defined by ASC 805-30 for an acquisition in which the identifiable assets acquired and liabilities assumed are greater than the consideration transferred, that was recognized in general and administrative expense in our consolidated statement of operations during the three months ended September 30, 2017.

Values may not sum to total due to rounding.

Page 33 of 38

ADJUSTED EBITDA

(Quarterly, in millions)

	Q3FY18	Q4FY18	Q1FY19	Q2FY19	Q3FY19	Q4FY19	Q1FY20	Q2FY20	Q3FY20
GAAP operating income (loss)	$16.6	$21.9	($6.0)	$90.6	$29.6	$49.4	$25.4	$121.6	($87.7)
Depreciation and amortization	$43.4	$41.9	$40.7	$44.5	$44.1	$43.7	$42.5	$42.4	$41.8
Waltham, MA lease depreciation adjustment	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	$—	$—	$—
Share-based compensation expense[1]	$12.8	$16.7	$8.9	($2.7)	$4.5	$7.6	$4.8	$8.3	$8.9
Proceeds from insurance	$0.3	$—	$—	$—	$—	$—	$—	$—	$—
Interest expense associated with Waltham, MA lease	($1.8)	($1.8)	($1.8)	($1.8)	($1.8)	($1.8)	$—	$—	$—
Certain impairments and other adjustments	$0.9	$1.5	($0.1)	$0.1	$0.8	$9.9	($0.2)	$0.9	$102.0
Gain on purchase or sale of subsidiaries	$—	$0.4	$—	$—	$—	$—	$—	$—	$—
Restructuring related charges	$2.3	$0.6	$0.2	$1.0	$7.9	$3.0	$2.2	$1.9	$0.9
Realized gains (losses) on currency derivatives not included in operating income	($4.8)	($2.5)	$1.6	$7.4	$4.8	$6.4	$4.8	$10.4	$5.0
Adjusted EBITDA[2,3]	**$68.7**	**$77.6**	**$42.5**	**$138.1**	**$88.9**	**$117.2**	**$79.5**	**$185.5**	**$70.9**

ADJUSTED EBITDA

(YTD, in millions)

	YTD FY2018	YTD FY2019	YTD FY2020
GAAP operating income (loss)	$135.9	$114.2	$59.2
Depreciation and amortization	$127.1	$129.3	$126.7
Waltham, MA lease depreciation adjustment	($3.1)	($3.1)	$—
Share-based compensation expense[1]	$32.4	$10.7	$22.0
Proceeds from insurance	$0.7	$—	$—
Interest expense associated with Waltham, MA lease	($5.6)	($5.5)	$—
Earn-out related charges	$2.4	$—	$—
Certain impairments and other adjustments	$1.4	$0.8	$102.7
Gain on purchase or sale of subsidiaries	($48.4)	$—	$—
Restructuring related charges	$14.7	$9.1	$5.0
Realized gains (losses) on currency derivatives not included in operating income	($9.0)	$13.9	$20.2
Adjusted EBITDA[2,3]	**$248.5**	**$269.4**	**$335.9**

[1]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.
[2]This letter uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions or divestitures; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.
[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.

Values may not sum to total due to rounding.

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ADJUSTED EBITDA (TTM, in millions) TTM TTM TTM TTM TTM TTM TTM TTM TTM Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20 GAAP operating income (loss) $126.3 $157.8 $105.2 $123.1 $136.1 $163.6 $195.0 $226.0 $108.6 Depreciation and amortization $169.7 $169.0 $167.3 $170.5 $171.2 $173.0 $174.8 $172.6 $170.4 Waltham, MA lease depreciation adjustment ($4.1) ($4.1) ($4.1) ($4.1) ($4.1) ($4.1) ($3.1) ($2.1) ($1.0) Share-based compensation expense1 $45.4 $49.1 $51.2 $35.7 $27.4 $18.3 $14.1 $25.2 $29.6 Proceeds from insurance $0.7 $0.7 $0.7 $0.3 $— $— $— $— $— Interest expense associated with Waltham, MA ($7.5) ($7.5) ($7.4) ($7.4) ($7.3) ($7.2) ($5.4) ($3.6) ($1.8) lease Earn-out related charges $14.6 $2.4 $1.3 $— $— $— $— $— $— Certain impairments and other adjustments $1.4 $2.9 $2.8 $2.4 $2.3 $10.7 $10.6 $11.5 $112.7 Gain on purchase or sale of subsidiaries ($48.4) ($47.9) $0.4 $0.4 $0.4 $— $— $— $— Restructuring related charges $15.5 $15.2 $14.6 $4.1 $9.6 $12.1 $14.1 $14.9 $8.0 Realized gains (losses) on currency derivatives ($5.8) ($11.4) ($9.2) $1.8 $11.4 $20.3 $23.5 $26.5 $26.6 not included in operating income Adjusted EBITDA2,3 $307.7 $326.1 $322.8 $326.8 $347.0 $386.5 $423.6 $471.1 $453.1 1SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting. 2This letter uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions or divestitures; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA. 3Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting. ADJUSTED FREE CASH FLOW (Quarterly, in millions) Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20 Net cash provided by operating activities ($32.1) $47.7 $22.2 $183.3 $17.0 $108.6 $62.9 $202.2 $19.0 Purchases of property, plant and equipment ($8.8) ($13.5) ($21.0) ($17.7) ($19.2) ($12.6) ($14.2) ($13.9) ($10.5) Purchases of intangible assets not related to $— $— $— $— $— $— $— $— $— acquisitions Capitalization of software and website ($11.4) ($11.4) ($11.2) ($10.7) ($12.7) ($14.0) ($12.5) ($10.9) ($12.4) development costs Payment of contingent earn-out liabilities $49.2 $— $— $— $— $— $— $— $— Adjusted free cash flow ($3.0) $22.8 ($10.1) $154.8 ($14.9) $81.9 $36.2 $177.3 ($4.0) Reference: Value of capital leases $0.4 $— $3.6 $3.7 $4.4 $0.3 $— $0.1 $1.5 Cash restructuring payments $4.2 $2.2 $1.2 $0.4 $3.1 $1.3 $2.3 $0.5 $2.3 Cash paid during the period for interest $8.0 $22.8 $7.5 $22.3 $10.1 $24.1 $9.4 $23.9 $9.5 Interest expense for Waltham, MA Lease ($1.8) ($1.8) ($1.8) ($1.8) ($1.8) ($1.8) $— $— $— Cash interest related to borrowing $6.2 $20.9 $5.7 $20.4 $8.3 $22.3 $9.4 $23.9 $9.5 Values may not sum to total due to rounding. Page 35 of 38

ADJUSTED FREE CASH FLOW (YTD, in millions) YTD YTD YTD 2018 2019 2020 Net cash provided by operating activities $144.6 $222.5 $284.1 Purchases of property, plant and equipment ($47.4) ($57.9) ($38.6) Purchases of intangible assets not related to acquisitions ($0.3) $— $— Capitalization of software and website development costs ($29.5) ($34.6) ($35.8) Payment of contingent earn-out liabilities $49.2 $— $— Proceeds from insurance related to investing activities $— $— $— Adjusted free cash flow $116.6 $129.9 $209.6 ADJUSTED FREE CASH FLOW (TTM, in millions) TTM TTM TTM TTM TTM TTM TTM TTM TTM Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20 Net cash provided by operating activities $177.7 $192.3 $198.2 $221.1 $270.2 $331.1 $371.8 $390.7 $392.7 Purchases of property, plant and equipment ($64.7) ($60.9) ($61.5) ($61.0) ($71.4) ($70.6) ($63.7) ($59.9) ($51.3) Purchases of intangible assets not related to ($0.4) ($0.3) ($0.3) ($0.1) $— ($0.1) $— $— $— acquisitions Capitalization of software and website ($38.1) ($40.8) ($43.1) ($44.7) ($46.0) ($48.7) ($49.9) ($50.1) ($49.8) development costs Payment of contingent earn-out liabilities $49.2 $49.2 $49.2 $49.2 $— $— $— $— $— Adjusted free cash flow $123.8 $139.5 $142.5 $164.6 $152.7 $211.8 $258.1 $280.6 $291.5 Reference: Value of capital leases $2.9 $0.5 $4.1 $7.6 $11.6 $11.9 $8.3 $4.8 $1.8 Cash restructuring payments $22.6 $17.3 $14.5 $8.1 $7.0 $6.0 $7.1 $7.1 $6.3 Cash paid during the period for interest $51.7 $56.6 $55.7 $60.6 $62.6 $63.9 $65.8 $67.4 $66.8 Interest expense for Waltham, MA Lease ($7.5) ($7.5) ($7.4) ($7.4) ($7.3) ($7.2) ($5.4) ($3.6) ($1.8) Cash interest related to borrowing $44.2 $49.1 $48.3 $53.2 $55.3 $56.7 $60.4 $63.9 $65.0 INTEREST EXPENSE RELATED TO BORROWING (P&L VIEW) (Quarterly, in millions) Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20 P&L view of interest expense $12.7 $14.8 $13.8 $16.8 $16.8 $15.8 $15.1 $15.7 $17.3 Less: Interest expense associated with ) ) ) ) ) ) Waltham, MA Lease ($1.8 ($1.8 ($1.8 ($1.8 ($1.8 ($1.8 $— $— $— Less: Interest expense related to ) ) ) investment consideration ($0.1 ($1.6 $— ($0.8 $— $— $— $— $— Interest expense related to borrowing $10.7 $11.3 $11.9 $14.2 $15.0 $14.0 $15.1 $15.7 $17.3 Values may not sum to total due to rounding. Page 36 of 38

RETURN ON INVESTED CAPITAL (TTM, in millions except percentages) Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20 Total Debt $812.6 $826.8 $863.6 $1,048.4 $1,075.1 $1,023.6 $1,227.8 $1,370.3 $1,671.6 Redeemable Noncontrolling Interest $87.8 $86.2 $91.4 $53.4 $52.4 $63.2 $65.5 $68.2 $69.7 Total Shareholders' Equity $93.6 $93.9 $82.1 $128.2 $128.9 $131.8 ($75.6) ($180.5) ($404.3) Excess Cash¹ $— $— $— $— $— $— $— $— ($91.9) Invested Capital² $994.0 $1,006.9 $1,037.2 $1,230.0 $1,256.4 $1,218.6 $1,217.7 $1,258.0 $1,245.0 Average Invested Capital³ $971.5 $974.0 $986.0 $1,067.0 $1,132.6 $1,185.5 $1,230.7 $1,237.7 $1,234.8 TTM TTM TTM TTM TTM TTM TTM TTM TTM Q3FY18 Q4FY18 Q1FY19 Q2FY19 Q3FY19 Q4FY19 Q1FY20 Q2FY20 Q3FY20 Adjusted EBITDA $307.7 $326.1 $322.8 $326.8 $347.0 $386.5 $423.6 $471.1 $453.1 Depreciation and amortization ($169.7) ($169.0) ($167.3) ($170.5) ($171.2) ($173.0) ($174.8) ($172.6) ($170.4) Waltham, MA lease depreciation adjustment $4.1 $4.1 $4.1 $4.1 $4.1 $4.1 $3.1 $2.1 $1.0 Amortization of acquired intangible assets adjustment $50.7 $49.9 $48.5 $50.8 $51.9 $53.3 $55.0 $53.3 $51.9 Share-based compensation ex. restructuring and investment ($39.8) ($42.3) ($44.5) ($27.1) ($18.8) ($15.4) ($11.2) ($25.2) ($29.6) consideration Cash taxes paid in the current ) ) ) ) ) ) ) ) ) period ($31.3 ($32.3 ($32.4 ($32.8 ($30.5 ($26.3 ($25.4 ($20.6 ($20.0 Adjusted NOPAT $121.8 $136.5 $131.2 $151.4 $182.6 $229.2 $270.3 $308.0 $286.1 Average Invested Capital3 (from above) $971.5 $974.0 $986.0 $1,067.0 $1,132.6 $1,185.5 $1,230.7 $1,237.7 $1,234.8 TTM Adjusted ROIC 13% 14% 13% 14% 16% 19% 22% 25% 23% Adjusted NOPAT (from above) $121.8 $136.5 $131.2 $151.4 $182.6 $229.2 $270.3 $308.0 $286.1 Add back: SBC excluding investment consideration and $39.8 $42.3 $44.5 $27.1 $18.8 $15.4 $11.2 $25.2 $29.6 restructuring4 TTM Adjusted NOPAT excluding SBC $161.6 $178.9 $175.7 $178.4 $201.4 $244.6 $281.5 $333.2 $315.7 Average Invested Capital3 (from above) $971.5 $974.0 $986.0 $1,067.0 $1,132.6 $1,185.5 $1,230.7 $1,237.7 $1,234.8 TTM Adjusted ROIC excluding 17% 18% 18% 17% 18% 21% 23% 27% 26% SBC 1Excess cash is cash and equivalents > 5% of last twelve month revenues; if negative, capped at zero. 2,3Average invested capital represents a four quarter average of total debt, redeemable noncontrolling interests and total shareholder equity, less excess cash. 4Adjusted EBITDA excludes all SBC. We show adjusted NOPAT for the purposes of the ROIC calculation including SBC not related to investment consideration and restructuring, and also without. Values may not sum to total due to rounding. Page 37 of 38

ABOUT CIMPRESS: Cimpress plc (Nasdaq: CMPR) invests in and builds customer-focused, entrepreneurial, mass-customization businesses for the long term. Mass customization is a competitive strategy which seeks to produce goods and services to meet individual customer needs with near mass production efficiency. Cimpress businesses include BuildASign, Drukwerkdeal, Exaprint, National Pen, Pixartprinting, Printi, Vistaprint and WIRmachenDRUCK. To learn more, visit http://www.cimpress.com. Cimpress and the Cimpress logo are trademarks of Cimpress plc or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders. CONTACT INFORMATION: Investor Relations: Media Relations: Meredith Burns Paul McKinlay ir@cimpress.com mediarelations@cimpress.com +1.781.652.6480 SAFE HARBOR STATEMENT: This earnings commentary contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including our expectations for the growth and development of our businesses and revenues during and after the pandemic; Cimpress' financial position and results for the fourth quarter of fiscal year 2020 and over the long term, including intrinsic value per share, financial resources and liquidity, and compliance with our debt covenants; the anticipated effects of the cost reduction measures we are undertaking and plan to undertake, including the anticipated cost savings; the post-pandemic competitive landscape and possibility of an economic recession; the development of technology infrastructure in our Vistaprint business; the deployment and anticipated benefits to our businesses of our mass customization platform; and the information set forth in the Current Outlook section of this document. Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by the forward-looking statements in this document as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts and estimates are based; the development, duration, and severity of the COVID-19 pandemic; our failure to anticipate and react to the effects of the pandemic on our customers, supply chain, markets, team members, and business; our inability to take the actions that we plan to take or the failure of those actions to achieve the results we expect; loss or unavailability of key personnel; our failure to develop and deploy our mass customization platform or Vistaprint technology infrastructure or the failure of either platform to drive the performance, efficiencies, and competitive advantage we expect; unanticipated changes in our markets, customers, or businesses; our ability to maintain compliance with our debt covenants and pay our debts when due; general economic conditions; and other factors described in our Form 10-K for the fiscal year ended June 30, 2019 and the other documents we periodically file with the U.S. SEC. In addition, the statements and projections in this quarterly earnings document represent our expectations and beliefs as of the date of this document, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this document. Page 38 of 38